UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           JUNE 7, 2006
                          Date of Report
                 (Date of earliest event reported)


                   OMNI MEDICAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

           UTAH                  000-26177                  87-0425275
  (State of incorporation)    (Commission File No.)      (I.R.S. Employer
                                                         Identification No.)

               2120 WEST LITTLETON BLVD., SUITE 100
                    LITTLETON, COLORADO 90120
             (Address of principal executive offices)

                         (303) - 703-4576
                 (Registrant's telephone number)

                    1257 LAKE PLAZA DR., #219
                    COLORADO SPRINGS, CO 80906
                          (719) 884-2131
     (Former address and phone, if changed since last report)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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In this current report references to "Omni Medical," "we," "us," and "our"
refer to Omni Medical Holdings, Inc. and its subsidiaries.


         SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 7, 2006, Arthur Lyons, Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Omni Medical, resigned those positions due to personal reasons.

On that same date, the Board appointed Mr. Doug Davis, who currently serves as a Director, as well as our President, Secretary and Chief Financial Officer, to the positions vacated by Mr Lyons. Mr. Davis has served as our primary operating officer since March 2005 when he also became our President and Secretary, handling all operational issues, sales proposals, financing and IT infrastructure. He became our Chief Financial Officer in November of 2005. Mr. Davis is also founder of our subsidiary DataFuzion Inc. where he has served as CEO, Secretary and Treasurer since October of 2002, and co-Founder since Feb 1, 1998.


          SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


Item 9.01. Financial Statements and Exhibits


Exhibit 99.1   Press Release


                            SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  OMNI MEDICAL HOLDINGS, INC.

                                  /s/ Doug Davis
Date: June 12, 2006           By: _________________________________________
                                  Doug Davis, CEO





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